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                                                                   EXHIBIT 10(q)

                             AMENDMENT NO. 2 TO THE
                       PEDIATRIC SERVICES OF AMERICA, INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

     Pediatric Services of America, Inc., a Georgia corporation (the "Corporation"), has previously established the Pediatric Services of America, Inc. Non-Qualified Deferred Compensation Plan (the "Plan") for the benefit of a select group employees and their beneficiaries.

      In accordance with Section 7.1 of the Plan and pursuant to resolutions adopted by the Board of Directors, Section 6.1 of the Plan is hereby amended, effective June 1, 2001, to read in its entirety as follows:

         "6.1 Form of Benefits. The Company shall pay benefits in the form associated with the Type of Benefit elected by the Participant, and, to the extent a Type of Benefit may be distributed in various forms, the Company shall pay benefits in the form elected by the Participant. The forms of benefits associated with the Types of Benefits are the following:

              (A) Retirement Benefit, Disability Benefit, and Death Benefit shall be paid in (i) one lump sum; (ii) 5 yearly installments; (iii) 10 yearly installments; or (iv) 15 yearly installments. Yearly installments shall be as nearly equal as practicable.

              (B) Termination of Service Benefit, with respect to termination for reasons other than Retirement, Disability or Death, shall be paid in one lump sum; provided that any benefit under the plan that has accrued before the effective date of this amendment, including earnings thereon, if any (referred to as a "Pre-2001 Benefit"), will not be subject to the terms of this subsection 6.1(B). As a matter of administrative convenience, any participant who terminates his or her employment and receives a lump sum distribution pursuant to this subsection 6.1(B) may request and, subject to approval by the Company, receive his or her Pre-2001 Benefit in one lump sum concurrently with the remainder of his or her account;

              (C) In-Service Benefit shall be paid in 4 equal yearly installments;

              (D) Unplanned In-Service Benefits shall be paid in one lump sum;
and

              (E) Financial Hardship Benefit shall be paid in one lump sum."

      Executed at Norcross, Georgia on May 25, 2001.

                                         PEDIATRIC SERVICES OF AMERICA, INC.



                                         By:  /s/ Joseph D. Sansone
                                              --------------------------------
                                                  Joseph D. Sansone, President